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                                                                   EXHIBIT 10.19


                               DAVOX CORPORATION

             SENIOR VICE PRESIDENT NORTH AMERICAN SALES OPERATIONS

                          SEVERANCE AGREEMENT - 2000

DAVOX Corporation ("DAVOX") will provide to you the following terms and condition of salary and benefits continuation:

     (1.) DAVOX shall provide a continuation of your base salary and medical benefits at DAVOX's cost, as may be in effect at the time of a qualifying termination as set forth in subclause 2, commencing upon the date of termination, for a period of six (6) months or until such time as you assume new employment, whichever comes first;

     (2.) DAVOX shall provide continuation of salary and benefits as set forth in subclause (1) in the event your employment is terminated for the following reasons: (a) economic layoff; (b) downsizing of the North American Sales Operations organization which results in the elimination of your position as Senior Vice President North American Sales Operations; or (c) reorganization of the North American Sales Operations organization which would require you to relocate.

Following the effective date of termination, as set forth in writing and furnished to you by DAVOX, your employment with DAVOX shall cease and you shall not hold yourself as an employee, agent, or representative of DAVOX.

Continuation of salary and benefits shall further be subject to your compliance with any then existing company policies and such other terms as may be in effect between you and DAVOX pertaining to the disclosure of confidential or proprietary information.

DAVOX has final authority to determine all questions of eligibility to receive benefits under this arrangement and to interpret and construe the terms of this arrangement.


Approval

        /s/ Alphonse M. Lucchese                               3/1/00
        --------------------------------------                 ---------------
        Chairman & Chief Executive Officer                     Date


        /s/ Joseph R. Coleman                                      3/1/99
        --------------------------------------                 ---------------
        Senior Vice President North American Sales Operations  Date